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                                                                     EXHIBIT 21

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                       BELLSOUTH ORGANIZATION OF COMPANIES

                             As of December 31, 2004

Name of Entity                                                                   Jurisdiction        D/B/A
--------------                                                                -----------------    ---------
AB Cellular Holding, LLC......................................................         Delaware
B.A. Celular Inversora S.A.  .................................................        Argentina
Bell IP Holding L.L.C.........................................................         Delaware
BellSouth Accounts Receivable Management, Inc.................................         Delaware
BellSouth Advertising & Publishing Corporation ...............................          Georgia
BellSouth Argentina Holdings, LLC.............................................          Georgia
BellSouth Billing, Inc........................................................          Georgia
BellSouth Business Systems, Inc...............................................          Georgia
BellSouth Chile Holdings, Inc. ...............................................          Georgia
BellSouth Chile Investments, LLC..............................................         Delaware
BellSouth Chile S.A. .........................................................            Chile    BellSouth
BellSouth Chile, Inc..........................................................          Georgia
BellSouth Communication Systems, LLC .........................................          Georgia
BellSouth Comunicaciones S.A..................................................            Chile    BellSouth
BellSouth Credit and Collections Management, Inc..............................          Georgia
BellSouth Enterprises, Inc. ..................................................          Georgia
BellSouth Entertainment, LLC (f/k/a BellSouth Interactive Media Services, LLC)          Georgia
BellSouth Holdings B.V........................................................  The Netherlands
BellSouth Intellectual Property Corporation...................................         Delaware
BellSouth Intellectual Property Group, Inc....................................          Georgia
BellSouth Intellectual Property Management Corporation........................          Georgia
BellSouth Intellectual Property Marketing Corporation.........................          Georgia
BellSouth International Holdings, Inc.........................................         Delaware
BellSouth International Latin America, Inc....................................         Delaware
BellSouth Inversiones S.A.....................................................            Chile
BellSouth Inversora S.A.......................................................        Argentina
BellSouth Long Distance, Inc..................................................         Delaware
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Name of Entity                                                                   Jurisdiction            D/B/A
--------------                                                                -----------------    -----------------
BellSouth MNS, Inc............................................................         Delaware
BellSouth Mobile Data, Inc....................................................          Georgia
BellSouth Mobile Systems, Inc.................................................         Delaware
BellSouth Products, Inc.......................................................          Georgia
BellSouth Technology Group, Inc...............................................          Georgia
BellSouth Telecommunications, Inc.............................................          Georgia
BLS Cingular Holdings, LLC ...................................................          Georgia
Cellcom (Holdings) 2001 Ltd...................................................           Israel
Cellcom Fixed Telecommunications Services ....................................           Israel        Cellcom
CellCom Israel, Ltd...........................................................           Israel
CellCom Real Estate (2001) Ltd................................................           Israel
Cingular Wireless Corporation.................................................         Delaware
Cingular Wireless II, LLC.....................................................         Delaware
Cingular Wireless, LLC........................................................         Delaware
Compania de Radiocomunicaciones Moviles S.A.  ................................        Argentina    Movicom-BellSouth
Compania de Telecomunicaciones Comtal Limitada................................            Chile
Compania de Telefonos del Plata S.A...........................................        Argentina
Corporate Media Partners......................................................         Delaware
Intelleprop, Inc..............................................................         Delaware
Intertel S.A..................................................................            Chile
Iray B.V......................................................................  The Netherlands
Lenox Park Holdings, L.L.C....................................................          Georgia
New Cingular Wireless Services, Inc...........................................         Delaware
Prime Enterprises II, L.P.....................................................         Delaware
RAM Broadcasting Corporation..................................................         New York
Tele-Man Netherlands B.V......................................................  The Netherlands
Wireless Telecommunications Investment Company, LLC...........................         Delaware
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